Exhibit 10.3

FIRST AMENDMENT TO LOAN AGREEMENT

This First Amendment to Loan Agreement (“Amendment”), is made this 5th day of June, 2024, by and between the CITY OF CANTON, OHIO, a municipality duly organized and validly existing under the Ohio Constitution and other applicable Ohio laws, whose address is 218 Cleveland Avenue SW, Canton, OH 44702 (hereinafter the “Lender”, which term shall include any holder hereof) and HOF VILLAGE HOTEL II, LLC, a Delaware limited liability company whose address is c/o HOF Village Hotel II, LLC, 2014 Champions Gateway, Canton, OH 44708 (“Borrower”).

RECITALS:

WHEREAS, on December 30, 2019, Borrower executed and delivered to the Lender a Loan Agreement (the “Loan Agreement”) related to a Promissory Note executed that same date in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) (the “Promissory Note”), evidencing a term loan in said amount (the “Term Loan”); and

WHEREAS, on December 30, 2019, to secure the Term Loan, Borrower executed and delivered to the Lender an Open-End Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, which was recorded on January 2, 2020 as Instrument No. 202001020000103 (the “Mortgage”), which created a mortgage lien on the real property described on the Mortgage in favor of the Lender; and

WHEREAS, for purposes of this Amendment, the Promissory Note, as amended by a Promissory Note Modification Agreement of even date herewith, the Mortgage, as amended by the First Amendment to Open-End Mortgage, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith, and the Loan Agreement, as amended hereby, and as all of the foregoing may hereafter be amended, shall hereinafter collectively be included within the definition of Loan Documents, as set forth in the Loan Agreement, as amended hereby, and

WHEREAS, the full amount of the Term Loan has been Advanced to Borrower under the terms thereof; and

WHEREAS, since the date of the Promissory Note, Borrower made certain quarterly payments due thereunder, such that the outstanding principal balance remaining under the Term Loan is currently Three Million Three Hundred Twelve Thousand Five Hundred Dollars ($3,312,500.00); and

WHEREAS, the Lender and the Borrower desire to amend the Term Loan to extend the term and the Maturity Date thereof, to provide for a two-year, interest-free period, to increase the interest rate to be applied to the unpaid principal balance of the Term Loan, to change the schedule for payment of principal and interest under the Promissory Note, and to make further changes to the terms of the Promissory Note and the other Loan Documents.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower hereby agree as follows:

1. INCORPORATION OF RECITALS. The above Recitals are true and accurate and are hereby incorporated into this Amendment.

2. DEFINED TERMS. As used herein any capitalized terms that are not defined in this Amendment shall have the meaning set forth therefore in the applicable Loan Document.

3. CHANGE TO THE TERM OF THE TERM LOAN. The Loan Agreement is hereby amended by deleting Section 3 thereof in its entirety and by replacing it with the following new Section 3:

3) TERM OF TERM LOAN. In the absence of an Event of Default, the Term Loan shall mature and shall be due and payable in the manner and on the dates set forth in the Promissory Note, as the same has been or may hereafter be amended from time to time, but in no event later than July 1, 2046.

4. INTEREST. The Loan Agreement is hereby further amended by deleting Section 5 thereof in its entirety and by replacing it with the following new Section 5:

5) INTEREST. Interest shall accrue upon the unpaid principal balance under the Term Loan and shall be paid by Borrower as set forth in the Promissory Note, as the same has been or may hereafter be amended from time to time. Upon the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance at the Default Rate set forth in the Promissory Note, as the same has been and may hereafter be amended or modified from time to time.

5. Borrower hereby represents that as of the date of the execution of this Amendment, all of the Representations and Warranties set forth in Section 10 of the Loan Agreement and otherwise therein, except for the principal office address listed in Section 10(B) thereof, continue to be correct, accurate, valid and enforceable according to their terms, and Borrower is not currently in breach of the terms thereof. Section 10(B) of the Loan Agreement is hereby amended to reflect that Borrower’s principal office is now located at 2014 Champions Gateway, Canton, OH 44708. With the modification to Section 10(B) as set forth above, all such Representations and Warranties shall be continuing warranties as set forth in the Loan Agreement.

6. NEGATIVE COVENANTS. Section 12(B) of the Loan Agreement is hereby amended by deleting subsection (B) in its entirety and by replacing it with the following:

(B) Change in Control. Except in connection with the Approved Merger, engage in any transaction resulting in a change in ownership or control. For purposes of this Agreement, a change in ownership and control shall mean a change in ownership of units affecting 50% or more of the outstanding units in Borrower or any subsidiary or affiliate thereof, or a change in any lesser number of units if such change effectively shifts control to another person or entity that is not a subsidiary or affiliate of Borrower.

7. EVENT OF DEFAULT. Section 14 of the Loan Agreement is hereby amended to add the following provisions as subsections (L) and (M) thereto.

(L)	Change of Control. There being a change in control, as defined herein, of Borrower or any of its direct or indirect parent companies or Affiliates, including but not limited to Hall of Fame Resort and Entertainment Company becoming a privately held entity, which leads the Lender to reasonably believe that the prospect of Borrower’s payment of sums due and owing hereunder and/or otherwise complying with the terms of the Loan Documents will be materially impaired; and

(M)	Borrower’s prepayment of all, or any portion, of the principal balance owed thereby on or under any loan or indebtedness currently owed by Borrower to the Stark Community Foundation (the “Foundation”) and/or Stark County Port Authority (the “Port Authority”) other than such principal payments that are periodically due and payable under the terms of Borrower’s debt instruments with the Foundation and/or the Port Authority, as such debt instruments were modified by Borrower and the Foundation and/or the Port Authority to extend the term and maturity date, unless Borrower simultaneously prepays the same proportionate percentage of the amount of the principal balance due and owing under the Promissory Note to the Lender.

8. NOTICES. Section 22 of the Loan Agreement is hereby amended to update the notice address of the Borrower:

To Borrower:	HOF Village Hotel II, LLC
2014 Champions Gateway
Canton, OH 44708
Attn: Michael Crawford, President and CEO

9. RATIFICATION OF LOAN DOCUMENTS. Except as amended by this Amendment, the Loan Agreement and the other Loan Documents, as the same may be amended by separate instruments on this same date, are in all respects ratified and confirmed by the parties hereto, including but not limited to the Warrants of Attorney authorizing any attorney-at-law to appear in any court to confess the judgment against Borrower, and are in all instances valid and enforceable. Borrower further acknowledges and agrees that all security agreements, financing statements, documents, instruments, certificates, affidavits, including, but not limited to the Loan Documents, as the same may have been or may be amended from time to time, and all other security documents taken as collateral for the Term Loan are intended to and shall continue to secure the same as amended hereby and shall remain in full force and effect, and all references to the Loan Documents in the Loan Agreement shall refer to the same as such Loan Documents have been or may hereafter be amended. Borrower hereby further represents and warrants that Borrower is not as of the date of the execution of this Amendment in breach of any of the terms of the Loan Documents and/or of any of Borrower’s obligations thereunder.

10. Borrower hereby affirmatively represents to Lender that as of the date of this Amendment:

(A) Borrower is in compliance with all affirmative covenants set forth in the Loan Documents; and

(B) Borrower has not violated any of the negative covenants set forth in the Loan Documents.

11. NO OFFSET OR COUNTERCLAIM. Borrower hereby represents and warrants to Lender that it has no claim or offset against, or defense, or counterclaim to, any obligation or liability owed by Borrower to Lender under the Promissory Note, the Loan Agreement, and/or under any Loan Documents, and that Borrower hereby waives and releases Lender and all of its affiliates, officers, directors, agents, attorneys, employees, subsidiaries and representatives from any and all claims, offsets, defenses, and counterclaims of which such Borrower is aware or unaware, such waiver and release being in effect on the date hereof, Borrower having consulted legal counsel with respect thereto.

12. NO WAIVER BY THE LENDER. Except for the agreements set forth herein, this Amendment shall not be deemed to be a waiver of any of the Lender’s rights and/or remedies under the Loan Documents, unless such waiver is given, in writing and signed, by the Lender. The Lender is not hereunder waiving any of its rights or remedies relating to or arising out of any past, present or future Events of Default under any of the Loan Documents.

13. NECESSARY CONSENTS. Borrower hereby represents and warrants that it has obtained all necessary consents from any and all senior and other lenders, including but not limited to any entity that Lender hereunder may have entered into a Subordination Agreement with, consenting to the amendment to the Term Loan and the terms set forth herein, and waiving any claim that Borrower and/or the Lender have violated any agreement, document or instruments between Borrower and/or the Lender and such entity.

14. FURTHER ASSURANCES. Borrower agrees to execute and deliver such other instruments, documents or agreements and to take such actions as may from time to time, reasonably be required in order to effectuate the purpose and satisfy Borrower’s obligations under the terms of this Amendment.

15. SUCCESSORS AND ASSIGNS. This Amendment shall be applicable and inure to the benefit of the successors and assigns of the parties hereto.

16. WARRANT OF ATTORNEY. As set forth in the second paragraph of Section 15 of the Loan Agreement, if an Event of Default should occur, Borrower hereby authorizes any attorney at law to appear in any court of record, state or federal, in any county of Ohio where Borrower maintains its principal place of business or in the county where this Amendment was signed, at any time or times after default in the payment of any sums due by Buyer hereunder or under the Loan Documents or other default under Borrower’s obligations under any of the Loan Documents, whether by lapse of time or by acceleration or otherwise, and waive the issuance and service of process and confess judgment against Borrower in favor of Lender for the amount then appearing due under the Promissory Note, together with the costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgments, and should any judgment be vacated for any reason the holder hereof shall be restored to the same rights, and Borrower subjected to the same obligations as existed hereunder prior to the rendition of such vacated judgment.

17. AMENDMENT TO THIS DOCUMENT. This Amendment may only be modified by written agreement executed by both parties hereto and shall not be deemed to have been amended by course of dealing or conduct of the parties.

18. CONTINUING VALIDITY. Except as modified by this Amendment, all remaining terms of the Loan Agreement, and the Loan Agreement, as modified hereby, shall continue to be valid and enforceable and Borrower hereby confirms and ratifies the continuing validity thereof.

SIGNATURES ON THE NEXT PAGE

IN WITNESS WHEREOF, the Lender and the Borrower have executed this Amendment on this 5th day of June, 2024.

PRIOR TO SIGNING THIS AMENDMENT TO LOAN AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AMENDMENT.

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

HOF VILLAGE HOTEL II, LLC

By:	/s/ Michael Crawford
Michael Crawford
Its:	President and Chief Executive Officer

LENDER:

CITY OF CANTON, OHIO

By:	/s/ William V. Sherer II
William V. Sherer II
Its:	Mayor, Canton OH

Approval as to form:

/s/ Jason P. Reese
Jason P. Reese
Law Director City of Canton, Ohio
June 5, 2024

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